UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Prospect Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROSPECT CAPITAL ANNOUNCES SPECIAL MEETING UPDATE

NEW YORK, June 9, 2026 (GLOBE NEWSWIRE) – Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, "Company", “our”, or “we”) today announced that it held its special meeting of stockholders (the “Special Meeting”) on June 9, 2026. The proposals that were considered at the Special Meeting are described in detail in the Company’s definitive proxy statement for the Special Meeting as filed with the Securities and Exchange Commission on March 11, 2026 (the “Proxy”). As of March 11, 2026, there were 486,484,945 shares of the Company's common stock outstanding, 25,394,532 shares of the Company’s 5.50% Series A1 Preferred Stock outstanding (the “Series A1 Preferred Stock”), 163,000 shares of the Company’s 5.50% Series A2 Preferred Stock outstanding (the “Series A2 Preferred Stock”), 5,251,157 shares of the Company’s 5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock outstanding (the “5.35% Series A Preferred Stock”), 908,259 shares of the Company’s 5.50% Series M1 Preferred Stock outstanding (the “Series M1 Preferred Stock”), 23,376,070 shares of the Company’s 6.50% Series A3 Preferred Stock outstanding (the “Series A3 Preferred Stock”), 1,794,312 shares of the Company’s 6.50% Series M3 Preferred Stock outstanding (the “Series M3 Preferred Stock”), 6,920,261 shares of the Company’s Floating Rate Series A4 Preferred Stock outstanding (the “Series A4 Preferred Stock”), 1,995,546 shares of the Company’s Floating Rate Series M4 Preferred Stock outstanding (the “Series M4 Preferred Stock”), 3,341,380 shares of the Company’s 7.50% Series A5 Preferred Stock outstanding (the “Series A5 Preferred Stock”) and 878,753 shares of the Company’s 7.50% Series M5 Preferred Stock outstanding (the “Series M5 Preferred Stock”). Each share of common or preferred stock has one vote. To afford additional time to solicit stockholder votes for the proposal found in the Proxy, the Special Meeting has been adjourned until June 23, 2026, at 5:00 p.m., Eastern Time, at www.virtualshareholdermeeting.com/PSEC2026SM.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect is a business development company that primarily lends to and invests in middle market privately-held companies. Prospect’s investment objective is to generate both current income and long-term capital appreciation.
Prospect has elected to be treated as a business development company under the Investment Company Act of 1940. Prospect has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
CAUTION CONCERNING FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and we undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702